Exhibit 10.3

FORM OF VOTING AND SUPPORT AGREEMENT

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Dear Sirs/Madams:

The undersigned (the "Shareholder") director and/or officer of SunOpta Inc., a corporation existing under the laws of Canada (the "Company"), understands that the Company, 2786694 Alberta Ltd., a corporation formed under the laws of Alberta (the "Purchaser") and Pegasus Bidco B.V., a private company with limited liability formed under the laws of the Netherlands (the "Parent") are entering into an Arrangement Agreement (as the same may be amended or amended and restated from time to time in accordance with its terms, the "Arrangement Agreement") concurrently herewith which provides for, among other things, the acquisition by the Purchaser of all of the issued and outstanding common shares in the capital of the Company (the "Common Shares") pursuant to the terms and conditions contained therein (collectively, the "Transaction") by way of a plan of arrangement under the provisions of the Canada Business Corporations Act. All capitalized terms used but not otherwise defined herein shall have the respective meaning ascribed to them in the Arrangement Agreement. In the event of a stock split, stock dividend or distribution, or any change in the Company's capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like between the date of this Agreement and the Effective Date, the terms "Subject Shares" (as defined in Section 2(a) below) shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

In order to induce the Purchaser and the Parent to enter into the Arrangement Agreement, and in consideration of the premises and the covenants and agreement herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), each of the Shareholder, the Purchaser and the Parent (the "Parties") agrees as follows:

1. The Shareholder hereby represents and warrants to the Purchaser and the Parent that:

(a) this Agreement has been duly executed and delivered by the Shareholder and is a legal, valid and binding agreement, enforceable against the Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies such as specific performance and injunction may be granted only in the discretion of a court of competent jurisdiction, and the performance by the Shareholder of the Shareholder's obligations hereunder will not constitute a violation or breach of or default under, or conflict with, any contract, commitment, agreement, understanding or arrangement of any kind to which the Shareholder will be a party and by which the Shareholder will be bound at the time of such performance;

(b) the Shareholder is the sole legal and/or beneficial owner of the number of Common Shares and other securities of the Company listed opposite the Shareholder's name on Schedule A to this Agreement, and the only securities of the Company legally or beneficially owned, directly or indirectly, or over which control or direction is exercised, by the Shareholder are those listed on Schedule A to this Agreement opposite the Shareholder's name;

(c) other than pursuant to the Arrangement, no Person has any agreement, option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Subject Shares or any interest therein or any right thereto;

(d) the Shareholder has been afforded the opportunity to obtain independent legal advice and confirms by the execution of this Agreement that the Shareholder has either done so or waived the Shareholder's right to do so in connection with the entering into of this Agreement, and that any failure on the Shareholder's part to seek independent legal advice shall not affect (and the Shareholder shall not assert that it affects) the validity, enforceability or effect of this Agreement;

(e) Shareholder understands and acknowledges that Parent and Purchaser are entering into the Arrangement Agreement in reliance on the Shareholder's execution and delivery of this Agreement;

(f) for so long as this Agreement remains in effect, the Shareholder has full power and capacity to (i) make, enter into and carry out the terms of this Agreement; and (ii) vote all of the Subject Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other Person (including any Governmental Entity). Without limiting any of the foregoing, the Shareholder has not entered into any voting agreement (other than this Agreement) with any Person with respect to the Subject Shares, granted any Person any proxy (revocable or irrevocable) or power of attorney (other than this Agreement) with respect to the Subject Shares, deposited any of the Subject Shares in a voting trust, or entered into any arrangement or agreement, whether oral or written, with any Person limiting or affecting the Shareholder's legal power, authority or right to vote the Subject Shares on any matter; and

(g) there are no proceedings pending or, to the knowledge of the Shareholder, threatened against the Shareholder or any of his, her or its affiliates that could, or could reasonably be expected to, individually or in the aggregate, prevent, materially restrict, prohibit, materially delay, impair or otherwise adversely affect the ability of the Shareholder to enter into this Agreement or perform his, her or its obligations under this Agreement.

2. The Shareholder hereby covenants and agrees, from the date hereof until the Expiry Time (as defined below), to:

(a) vote or to cause to be voted all of the Common Shares legally and/or beneficially owned, or controlled or directed, by the Shareholder (including any and all Common Shares issued upon the exercise or vesting, as applicable, of convertible or incentive securities or Common Shares otherwise acquired by the Shareholder after the date hereof but on or prior to the record date of the Shareholder Meeting, but excluding all of the Common Shares legally and/or beneficially owned, directly or indirectly, by Oaktree Organics, L.P. or Oaktree Huntington Investment Fund II, L.P., the "Subject Shares") at the Shareholder Meeting (including any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval of all or some of the Company Shareholders or other securityholders of the Company is sought (including by written consent in lieu of a meeting)) in favour of the Transaction, including the Arrangement Resolution and any other matter that would reasonably be expected to facilitate the Transaction;

(b) vote or cause to be voted the Subject Shares against any Acquisition Proposal and any other matter which would reasonably be expected to (i) result in a breach by the Company of the Arrangement Agreement or by the Shareholder of this Agreement or (ii) materially delay, impede or prevent the completion of the Transaction or the other transactions contemplated by the Arrangement Agreement at any meeting of the Company Shareholders called for the purpose of considering same;

(c) no later than ten Business Days prior to the date of the Shareholder Meeting, deliver or cause to be delivered to, or deposit or cause to be deposited with, the Company or the proximate intermediary, as applicable, a duly executed proxy (or proxies) or voting instruction form (or voting instruction forms), as applicable, directing the Subject Shares to be voted in favour of the Transaction, including the Arrangement Resolution and any other matter that would reasonably be expected to facilitate the Transaction, and (if applicable) name in such proxy (or proxies) or voting instruction form (or voting instruction forms), as applicable, those individuals as may be designated by the Company in the Circular for such purpose;

(d) except pursuant to any proxy or voting instruction form or other arrangement pursuant to which the Subject Shares will be voted in accordance with this Section 2 or as otherwise required by this Agreement, not enter into any voting agreement (other than this Agreement) with any Person with respect to the Subject Shares, grant any Person any proxy (revocable or irrevocable) or power of attorney (other than this Agreement) with respect to the Subject Shares, deposit any of the Subject Shares in a voting trust, or enter into any arrangement or agreement, whether oral or written Person limiting or affecting the Shareholder's legal power, authority or right to vote the Subject Shares on any matter.

(e) not take, or permit any Person on its behalf to take, any action to withdraw, revoke, amend or invalidate any proxy (or proxies) or voting instruction form (or voting instruction forms), as applicable, delivered to or deposited with the Company or the proximate intermediary, as applicable, pursuant to Section 2(c), notwithstanding any statutory or other rights or otherwise; and

(f) not exercise any rights of appraisal or rights of dissent provided under any applicable Law or otherwise, including any Dissent Rights, in connection with the Transaction or the other transactions contemplated by the Arrangement Agreement or take any other action that is intended or would reasonably be expected to materially delay, materially impede or prevent  the Transaction.

3. In connection with the Arrangement, the Arrangement Resolution and any transactions contemplated in connection with the Arrangement Agreement, the Shareholder covenants and agrees in favour of the Purchaser that, from the date hereof until termination of this Agreement, except as expressly permitted by this Agreement, the Shareholder shall:

(a) not (i) solicit, assist, initiate, knowingly encourage or knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, assets, or books and records of the Company or entering into any form of agreement, arrangement or understanding) any inquiry, offer or proposal (whether public or otherwise) that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (ii) continue, enter into or otherwise engage in any discussions or negotiations with, furnish to any third party any non-public information relating to the Company or any Company Subsidiary or offer to provide access to the business, properties, assets or books and records of the Company or any Company Subsidiary, in connection with, or knowingly facilitate in any way any effort by any third party in furtherance of any Acquisition Proposal or Inquiry, (iii) approve or recommend an Acquisition Proposal, (iv) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, arrangement agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other Contract  providing for or relating to an Acquisition Proposal or requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the Arrangement Agreement or breach its obligations thereunder, or (v) propose or agree to do any of the foregoing;

(b) not requisition or join in any requisition of any meeting of Company Shareholders;

(c) not withdraw support, or publicly propose to withdraw support, from the transactions contemplated by the Arrangement Agreement; and

(d) not do indirectly that which the Shareholder may not do directly by the terms of this Section 3, including through any Person directly or indirectly owned, controlled or directed by the Shareholder.

4. The Shareholder hereby covenants and agrees, from the date hereof until the termination of this Agreement, not to (a) option, offer, sell, assign, transfer, distribute, gift, dispose of, pledge, encumber, grant a security interest in, hypothecate, or otherwise convey or dispose of (other than pursuant to the Arrangement Agreement and Plan of Arrangement), any right, title, or interest in (including any right or power to  the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise) any Subject Shares, (b) enter into any arrangement,  Constructive Sale, repurchase agreement or other monetization transaction with respect to any of the Subject Shares, or any right or interest therein (legal or equitable), or (c) agree to take any of the actions described in clauses (a) and (b). "Constructive Sale" means with respect to any security, a short sale with respect to such security, entering into a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security, or  any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic risks of ownership of such security.

5. Notwithstanding any provision of this Agreement to the contrary, the Purchaser and the Parent acknowledge and agree that: (a) the Shareholder is executing this Agreement and is bound hereunder solely in the Shareholder's capacity as a holder of Subject Shares and not in any other capacity; (b) nothing herein shall in any way (i) restrict the Shareholder in the Shareholder's capacity as a director or officer of the Company or any other Person from taking any action in the exercise of the Shareholder's fiduciary duties or other legal obligation to act in the best interests of the Company or such other Person, or (ii) be construed to create any obligation on the part of the Shareholder in the Shareholder's capacity as a director or officer of the Company or any other Person to refrain from taking any action in the Shareholder's capacity as such director or officer, including, in the case of both clauses (i) and (ii), any action permitted by the Arrangement Agreement; and (c) nothing herein shall in any way restrict or impose any obligation on the Shareholder with respect to Oaktree Organics, L.P., Oaktree Huntington Investment Fund II, L.P. or OCM SunOpta Trustee, LLC or the securities of the Company or any Subsidiary of the Company legally and/or beneficially owned, directly or indirectly, thereby.

6. The Shareholder consents to the details of this Agreement being set out in the Circular and this Agreement being made publicly available, including by filing on SEDAR+ and/or EDGAR, as may be required pursuant to applicable securities Law, and acknowledges that a copy of this Agreement may be provided to the Company.

7. This Agreement shall automatically terminate without any further act or formality upon the earliest of:

(a) the Effective Time; and

(b) the termination of the Arrangement Agreement in accordance with its terms.

8. This Agreement (including the exhibits, schedules and other documents delivered pursuant hereto) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof.

9. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or transferred, in whole or in part, by operation of Law (including by merger or consolidation) or otherwise by any of the Parties without the prior written consent of the other Party; provided, however, Purchaser may, without the prior written consent of Shareholder, assign its rights, interests and obligations hereunder to an affiliate, provided that such proposed assignee agrees to be bound by the terms of this Agreement, in which event, all references herein and therein to the Purchaser, as assignor, shall be deemed references to such other affiliates, as assignee. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

10. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered if delivered personally and (b) on the next Business Day if (i) sent by email (unless the sender receives an automated response indicating a failure of delivery) or (ii) sent by prepaid overnight carrier (providing proof of delivery), to the Parties at the following addresses (or at such other addresses as shall be specified by the Parties by like notice):

(a) if to Parent or Purchaser:

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with a copy (for informational purposes only) to:

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and to:

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(b) if to the Shareholder:

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11. Jurisdiction

(a) This Agreement and all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein, without regard to its rules of conflict of Law.

(b) Each of the Parties hereby (i) irrevocably submits to and agrees to be subject to the personal jurisdiction of the Ontario Superior Court of Justice (Commercial List) (the "Chosen Court"), for the purpose of any claim, action, suit or proceeding (whether based in contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the actions of the Parties in the negotiation, administration, performance and enforcement thereof, (ii) irrevocably agrees that all such claims, actions, suits or proceedings may and shall be brought before, and determined by, the Chosen Court, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) agrees that it will not (except for a suit on the judgment as expressly permitted by Section 11(d)) bring any claim, action, suit or proceeding relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Chosen Court.

(c) Each of the Parties irrevocably consents to the service of the summons and complaint and any other process in any other claim, suit, action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, in the manner provided by Section 10 and nothing in this Section 11 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

(d) Each Party agrees that a final judgment in any claim, suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

12. Each Party shall pay all costs and expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

13. Specific Performance.

(a) The Parties agree that irreparable harm, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the Shareholder does not perform any of the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Arrangement and the other transactions contemplated by this Agreement) in accordance with the Agreement's specified terms or otherwise breaches such provisions. Accordingly, the Parties acknowledge and agree that either Parent or the Purchaser, as applicable, shall be entitled to an injunction, specific performance or other equitable relief to prevent or remedy a breach of this Agreement by the Shareholder and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Parent or the Purchaser is entitled at Law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance, or other equitable relief on the basis that any Party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. No Party shall be required to provide any bond or other security in connection with its seeking, or being granted an order for, an injunction or injunctions to prevent a breach or breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement. Each Party agrees not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

(b) The Parties further agree (i) the seeking of remedies pursuant to Section 13(a) shall not in any respect constitute a waiver by any Party of its right to seek any other form of relief that may be available to it under this Agreement in the event that this Agreement has been terminated or in the event that the remedies provided for in Section 13(a) are not available or otherwise not granted, and (ii) nothing set forth in this Agreement shall require any Party to institute any proceeding for (or limit such Party's right to institute any proceeding for) specific performance under this Section 13 prior to or as a condition to exercising any termination right), nor shall the commencement of any legal proceeding by any Party seeking remedies pursuant to Section 13(a) or anything set forth in this Section 13 restrict or limit such Party's right to terminate this Agreement in accordance with the terms herein or pursue any other remedies under this Agreement that may be available then or thereafter.

14. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall be considered one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic delivery in .pdf format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

15. Unless required by applicable Law or applicable stock exchange rules, the Shareholder shall not make any press release, public announcement or other communication with respect to this Agreement, the Arrangement Agreement or any of the transactions contemplated hereby and thereby, in each case, without the prior written consent of Parent. Shareholder hereby (i) consents to and authorizes (a) the publication and disclosure by the Company, Parent, Purchaser and their respective affiliates and Representatives of such Shareholder's identity and holding of Subject Shares, and the nature of such Shareholder's commitments, arrangements and understandings under this Agreement in any public disclosure document or filing required by applicable Law including, for the avoidance of doubt, applicable stock exchange rules and (b) that Parent and/or the Company may further file this Agreement as an exhibit to any filing required by applicable Law or applicable stock exchange rules, and (ii) agrees to promptly notify Parent and the Company of any required corrections with respect to the information supplied by Shareholder for use in any such disclosure document, if any such information shall become misleading in any material respects.

16. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any court of competent jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

17. From time to time, at the Purchaser's request and without further consideration, the Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

[Signature Page Follows.]

Yours truly,

by
(Signature)

(Name)

(Title)

(Address)

Acknowledged and agreed this _____ day of February, 2026.

[Signature Page to D&O Voting Agreement]

PEGASUS BIDCO B.V.

by
Name:
Title:

2786694 ALBERTA LTD.

by
Name:
Title:

[Signature Page to D&O Voting Agreement]

SCHEDULE A
OWNERSHIP AND CONTROL OF SECURITIES OF COMPANY

Shareholder	Common Shares	Stock Options	Performance Share Units	Restricted Share Units